Exhibit 16.1

June 28, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Teckmine Industries, Inc., which were filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Teckmine Industries, Inc. dated June 28, 2013. We agree with the statements concerning our Firm in Item 4.01 of such Form 8-K.

Yours truly,

MANNING ELLIOTT LLP

/s/ “Manning Elliott LLP”

Chartered Accountants

Vancouver, Canada